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                                                                    EXHIBIT (ii)


                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT
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          THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "Amendment") is entered
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into as of March 16, 1999 by and between FRONTIER CORPORATION, a New York corporation (the "Company"), and BankBoston, N.A. (f/k/a THE FIRST NATIONAL BANK
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OF BOSTON), as rights agent (the "Rights Agent"), amending the Rights Agreement,
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dated as of April 13, 1995, between the Company and the Rights Agent (the
"Rights Agreement").
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                           Recitals of the Company:
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          The Company has duly authorized the execution and delivery of this
Amendment, and all things necessary to make this Amendment a valid agreement of the Company have been done. This Amendment is entered into pursuant to Section 27 of the Rights Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          1.  Defined Terms.  Terms defined in the Rights Agreement and used
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herein shall have the meanings given to them in the Rights Agreement.

          2.  Amendments to Section 1.  (a)  Section 1(a) of the Rights
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Agreement is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its Affiliates or Associates shall be deemed to be an Acquiring Person solely by reason of the approval, execution, delivery or performance of the Merger Agreement or the Stock Option Agreement, the exercise of the option granted thereby of the consummation of the Merger or the Alternative Merger."

          (b) Section 1 of the Rights Agreement is amended to add the following provisions at the end thereof:

          "(jj)  For purposes of this Agreement:

               "Alternative Merger" shall have the meaning assigned to such term in the Merger Agreement;

               "Effective Time" shall have the meaning assigned to such term in the Merger Agreement;

               "Merger" shall have the meaning assigned to such term in the Merger Agreement;

               "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of March 16, 1999 among Global Crossing Ltd., a Bermuda company, GCF Acquisition Corp., a New York corporation, and the Company, as amended from time to time in accordance with its terms;
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               "Parent" shall mean Global Crossing Ltd., a Bermuda company; and

               "Stock Option Agreement" shall mean the Stock Option Agreement, dated as of March 16, 1999, between Parent and the Company.

          3.  Amendment of Section 3(a).  Section 3(a) of the Rights Agreement
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is amended to add the following sentence at the end thereof:

               "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of the Merger Agreement or the Stock Option Agreement, the exercise of the option granted thereby or the consummation of the Merger or the Alternative Merger.

          4.  Amendment of Section 7(a).  Section 7(a) of the Rights Agreement
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is amended by deleting the word "or" in the third to last line of such subsection and substituting in its place "," and inserting immediately after the word "hereof" in the last line thereof the following clause: "or (iv) immediately prior to the Effective Time. Upon the Expiration Date, the Rights shall expire."

          5.  Effectiveness.  This Amendment shall be deemed effective as of
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March 16, 1999 as if executed on such date.  Except as amended hereby, the
Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          6.  Miscellaneous.  This Amendment shall be deemed to be a contract
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made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                              FRONTIER CORPORATION



/s/ Martin T. McCue                  By: /s/ Joseph P. Clayton
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Title:  Senior Vice President            Title:  Chief Executive Officer
          and General Counsel                      and President


                                     Bank Boston, N.A. (f/k/a
Attest:                              THE FIRST NATIONAL BANK OF BOSTON)

/s/ Tyler Haynes                     By: /s/ Katherine Anderson
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Title: Director-Client Services          Title: Director-Client Services